UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 24, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2020, PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (the “Utility”), disclosed the following management changes:  (i) effective August 15, 2020, Janet C. Loduca will step down from her position as Senior Vice President and General Counsel of PG&E Corporation and the Utility, (ii) effective August 15, 2020, John R. Simon will be appointed Executive Vice President, General Counsel and Chief Ethics & Compliance Officer of PG&E Corporation and the Utility, (iii) Andrew M. Vesey will no longer serve as Chief Executive Officer and President of the Utility, effective as of August 1, 2020, and will no longer serve as a director of the Utility and (iv) effective August 1, 2020, Michael Lewis, Senior Vice President of Electric Operations of the Utility, will serve as Interim President of the Utility.

Ms. Loduca, who informed the company of her intended departure on July 24, 2020, is eligible to receive severance benefits under the PG&E Corporation Officer Severance Policy (the “Officer Severance Policy”), as described PG&E Corporation’s and the Utility’s Form 10-K/A filed on March 31, 2020.

Mr. Vesey is also eligible to receive severance benefits under the Officer Severance Policy, as described PG&E Corporation’s and the Utility’s Form 10-K/A filed on March 31, 2020, subject to Mr. Vesey delivering a customary release of claims.

From May 2019 to present, Mr. Simon, 55, has served as Executive Vice President of Law, Strategy & Policy. From January 2019 to May 2019, Mr. Simon served as Interim Chief Executive Officer of the Corporation.  From March 2017 to January 2019, Mr. Simon served as Executive Vice President and General Counsel for the Corporation. Mr. Simon joined the Corporation in 2007 and has held several senior roles within PG&E, including Executive Vice President, Corporate Services and Human Resources and Senior Vice President, Human Resources.

From January 2019 to present, Mr. Lewis, 57, has served as Senior Vice President, Electric Operations, of the Utility.  In this role, Mr. Lewis oversees all of the Utility’s electric transmission and distribution grid operations for the company’s service area.  From August 2018 to January 2019, Mr. Lewis served as Vice President, Electric Distribution Operations of the Utility. From 2008 until he joined the Utility, he served at Duke Energy Corporation and its subsidiary Duke Energy Florida in numerous leadership positions, including Senior Vice President and Chief Distribution Officer, Senior Vice President and Chief Transmission Officer, Co-Leader of Project Transformation, and Senior Vice President, Energy Delivery. At his previous company, Mr. Lewis helped the distribution and transmission organizations achieve industry-leading safety benchmarks.

               In connection with his appointment to Interim President of the Utility, in addition to his current compensation package, Mr. Lewis will receive an additional monthly fee of $79,970 and, for 2020, up to $150,000 of reimbursement for temporary housing costs.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including expected management changes. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2019, their joint quarterly reports on Form 10-Q for the quarter ended March 31, 2020 and their subsequent reports filed with the SEC.  PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: July 30, 2020	By:	/s/ JASON P. WELLS
		Name:	Jason P. Wells
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: July 30, 2020	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel and Corporate Secretary